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                                                                   Exhibit 10.18

                          ADVANCED LIFE SCIENCES, INC.
                                ANNUAL BONUS PLAN

     Advanced Life Sciences, Inc. (the "Company") has adopted the Advanced Life Sciences, Inc. Annual Bonus Plan (the "Plan") to provide for the payment of incentive compensation to certain employees of the Company and its Affiliates for superior performance. The purpose of the Plan is to align the goals of those employees participating in the Plan with the business goals and objectives of the Company and to provide these employees with financial incentives to attain, and to reward these employees for meeting, pre-established goals and objectives.

1.   DEFINITIONS

     For purposes of the Plan, the following terms shall have the following definitions:

     1.1 "Affiliate" means any parent, subsidiary or other entity that (directly or indirectly) is controlled by, or controls, the Company.

     1.2 "Base Salary" means a Participant's annual base salary rate for the Performance Period.

     1.3    "Board" means the Board of Directors of the Company.

     1.4 "Cause" has the meaning set forth in any employment, consulting, or other written agreement between a Participant and the Company or an Affiliate. If there is no employment, consulting, or other written agreement between the Participant and the Company or an Affiliate, or if such agreement does not define "Cause," then "Cause" shall mean any of the following, as determined by the Committee in its discretion: (a) conviction of, or plea of guilty or NOLO CONTENDERE to, any criminal violation involving dishonesty or fraud; (b) engagement in conduct that is injurious to the Company or an Affiliate; (c) engagement in any act of dishonesty or misconduct that results in damage to the Company or an Affiliate or their business or reputation or that the Committee determines to adversely affect the value, reliability or performance of the Participant to the Company or an Affiliate; (d) refusal or failure to substantially comply with the human resources rules, policies, directions and/or restrictions of the Company or an Affiliate relating to harassment and/or discrimination, or with compliance or risk management rules, policies, directions and/or restrictions; (e) unauthorized use or disclosure of confidential information or other trade secrets of the Company or an Affiliate;
(f) loss of any license or registration that is necessary for the Participant to perform his or her duties to the Company or an Affiliate, or commission of any act that could result in the legal disqualification of the Participant from being employed by the Company or an Affiliate; (g) failure to cooperate with the Company or an Affiliate in any internal investigation or administrative, regulatory or judicial proceeding; or (h) continuous failure by the Participant to perform his or her duties to the Company or an Affiliate (including any sustained and unexcused absence of the Participant from the performance of such duties, which absence has not been certified in writing as due to physical or mental illness or disability), after a written demand for performance has been delivered to the Participant identifying the manner in which the Participant has failed to substantially perform such duties. The application of any part of the definition of "Cause" set forth in clauses (a) through (h) above to a Participant shall not preclude or prevent the reliance by the Committee on any other part of the definition that also may be applicable. In addition, the Participant's Service

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shall be deemed to have terminated for Cause if, after the Participant's Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause.

     1.5 "Change in Control" means the occurrence of any one or more of the following:

            (a) Any "person" (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), including a "group" (as defined in Section 13(d)(3) of the Exchange Act), other than (i) the Company, (ii) any wholly-owned subsidiary of the Company, (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iv) a Permitted Holder, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company having fifty percent (50%) or more of the combined voting power of the then-outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business) (the "Company Voting Securities"); provided, however, that the event described in this Section 1.5 (a) shall not be deemed to be a Change in Control by virtue of any underwriter temporarily holding securities pursuant to an offering of such securities;

            (b) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the stockholders of the Company, of each new director of the Company during such period was approved by a vote of at least two-thirds of the Incumbent Directors then still in office;

            (c) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of all or substantially all of the Company's assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then-outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction is held in the aggregate by the holders of the securities of the Company entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

            (d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than fifty percent (50%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, however, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control transaction shall then occur.

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     Further notwithstanding the foregoing, unless a majority of the Incumbent
Directors determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, employee or director of the Company or an Affiliate.

     1.6    "Committee" means the Compensation Committee of the Board.

     1.7 "Company" means Advanced Life Sciences, Inc., an Illinois corporation, and any successor thereto.

     1.8 "Disability" has the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Company or an Affiliate. If there is no employment, consulting, or other written agreement between the Participant and the Company or an Affiliate, or if such agreement does not define "Disability," then "Disability" will mean (a) long-term disability as defined under the long-term disability plan of the Company or an Affiliate that covers the Participant, (b) if the Participant is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the U.S. Social Security Act, or (c) if the Participant is not covered by a long-term disability plan or the U.S. Social Security Act, the Committee shall determine whether the Participant has incurred a Disability, in its sole discretion.

     1.9 "Employee" means a person employed on a full-time or part-time basis by the Company or an Affiliate in a common law employee-employer relationship.

     1.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     1.11 "Participant" means Employee selected by the Committee to participate in this Plan.

     1.12   "Permitted Holders" means (i) Michael T. Flavin (the "Principal"),
(ii) the spouse or any immediate family member of the Principal and any child or spouse of any spouse or immediate family member of the Principal, (iii) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding, directly or indirectly, a controlling interest of which consists of the Principal and/or such other persons referred to in the immediately preceding clause (ii), or (iv) the trustees of any trust referred to in clause (iii).

     1.13 "Performance Bonus" means the additional cash remuneration payable to a Participant pursuant to the Plan for a Performance Period.

     1.14 "Performance Period" means the period with respect to which a Performance Bonus may be paid. Unless otherwise specified by the Committee, a Performance Period shall be the calendar year.

     1.15 "Performance Target" means those measurements and criteria that are appropriate and relevant to the Participant for the Performance Period, as determined by the Committee. Performance Targets may be stated as goals for the Company, an individual, business unit, division, or any combination of the foregoing. Objective Performance Targets under the Plan

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may include any of the following: net earnings; operating earnings or income;
earnings growth; net income (absolute or competitive growth rates comparative); net income applicable to common stock; gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative); revenue backlog; margins realized on delivered services; cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; earnings per share of common stock; return on stockholders equity (absolute or peer-group comparative); stock price (absolute or peer-group comparative); absolute and/or relative return on common stockholders equity; absolute and/or relative return on capital; absolute and/or relative return on assets; economic value added (income in excess of cost of capital); customer satisfaction; expense reduction; ratio of operating expenses to operating revenues; product development milestones; and capital raising objectives.

2.   ELIGIBILITY

     Each Employee designated by the Committee individually or by classification shall be a Participant in this Plan and shall continue to be a Participant until any Performance Bonus he or she may receive has been paid or forfeited under the terms of this Plan.

3.   PERFORMANCE BONUSES

     3.1 ESTABLISHMENT OF PERFORMANCE TARGETS AND PERFORMANCE BONUSES. For each Performance Period, the Committee will establish (i) Performance Targets and (ii) for each Participant, and a target Performance Bonus, expressed as a percentage (up to 100%) of the Participant's Base Salary, that he or she will be eligible to earn under the Plan. The Committee may also set threshold levels below which no Performance Bonus will be paid and maximum levels that define the maximum Performance Bonus that may be paid to a Participant. Performance Targets need not be the same for different Performance Periods and may vary among Participants.

     3.2 COMMITTEE CERTIFICATION. Within a reasonable time after the end of a Performance Period, the Committee shall certify in writing, prior to payment of any Performance Bonus hereunder to a Participant, that the Performance Targets and any other material terms of the Plan have been satisfied or exceeded.

     3.3 AMOUNT OF PERFORMANCE BONUS. After the Committee has certified that the Performance Targets established for that Performance Period have been satisfied, the Committee will determine the amount of each Participant's Performance Bonus payable by the Company, based upon the attainment of the Performance Targets and such other factors deemed appropriate by the Committee.

     3.4 REQUIREMENTS FOR PAYMENT OF PERFORMANCE BONUS. A Participant will be entitled to receive payment of his or her Performance Bonus for a Performance Period only if the Participant is employed by the Company or one of its Affiliates on the date that the Company (or Affiliate) pays the Performance Bonus for that Performance Period. Notwithstanding the foregoing, and provided that all other terms and conditions of the Plan have been satisfied:

            (a) If the Participant's employment is terminated after completion of the Performance Period due to death, Disability or involuntary termination without Cause,

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     the Participant will be paid for any Performance Bonus he or she would have been paid had he or she been employed on the date that the Company (or Affiliate) pays the Performance Bonus for that Performance Period.

            (b) If the Participant's employment is terminated during a Performance Period due to death or Disability, the Participant will be paid a portion of the Performance Bonus he or she would have been paid had he or she been employed on the date that the Company (or Affiliate) pays the Performance Bonus for that Performance Period, pro rated based on the number of days elapsed during the Performance Period before the Participant's employment was terminated.

            (c) If the Participant's employment is involuntarily terminated by the Company or an Affiliate without Cause during a Performance Period, the Committee, in its sole discretion, may decide to pay the Participant a portion of the Performance Bonus he or she would have been paid had he or she been employed on the date that the Company (or Affiliate) pays the Performance Bonus for that Performance Period, pro rated based on the number of days elapsed during the Performance Period before the Participant's employment was terminated.

     3.5 TIME AND MEDIUM OF PAYMENT. A Participant's earned Performance Bonus will be paid in cash in a lump sum no later than 75 days after the end of the Performance Period.

     3.5 CHANGE IN CONTROL. If a Change in Control occurs and thereafter the Participant's employment is involuntarily terminated without Cause by the Company or an Affiliate within the same Performance Period, the Participant will be paid his or her target Performance Bonus amount for all Performance Periods ending in the year in which the Change in Control and termination occurred, as if the Performance Targets had been met in full, and the Participant had been employed on the date that the Performance Bonus was to be paid. Payment will be made within thirty days of the Participant's termination.

4.   GENERAL TERMS AND CONDITIONS

     4.1 EFFECTIVE DATE. The Plan is effective as of the date of its adoption by the Board.

     4.2 ADMINISTRATION BY THE COMMITTEE. The Committee will administer the Plan in accordance with its terms, and will have all powers necessary to carry out the Plan's provisions. The Committee has full discretion to, and will, interpret the Plan and determine all questions arising in its administration, interpretation and application, including but not limited to questions of eligibility and the status and rights of Participants, Employees and other persons. Any determination by the Committee will be conclusive and binding on all persons. The Committee may delegate to an officer of the Company some or all of its authority under the Plan, including the responsibility for setting Performance Targets (other than with respect to himself or herself), certifying whether such Performance Targets have been met under the Plan, setting Performance Periods, selecting eligible executives, and administering the Plan.

     4.3 NO ASSURANCE OF EMPLOYMENT OR PAYMENT. Participation in the Plan does not guarantee or imply continued employment. Except as required by applicable law, nothing in this Plan is intended to create an employment agreement with a Participant or Employee. By participating in this Plan, the Participant agrees that his or her employment is "at-will", and the

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Participant or the Company (or the Affiliate that employs the Participant) may terminate the employment relationship at any time for any reason or no reason. Furthermore, participation in the Plan does not guarantee payment of, and shall not create, nor be construed in any manner as having created, any right by a Participant to, any Performance Bonus amount.

     4.4 NON-PAYMENT OR RECOVERY. The Company or Affiliate may refuse to pay a Performance Bonus or may recover a Performance Bonus previously paid if an error in the calculation of a Performance Bonus has resulted in an overpayment to a Participant. If an erroneous Performance Bonus payment is to be recovered, the Participant agrees to remit payment to the Company or the Affiliate the full amount of the monies being recovered within thirty (30) calendar days after the date of notice from the Company. Recovery may be made by the Company or an Affiliate at any time during and after the Participant's employment until the outstanding balance is satisfied in full. This Section 4.4 shall continue to be in effect after the expiration of this Plan and/or the expiration or termination of the Participant's employment with the Company or its Affiliates.

     4.5 AMENDMENT OR TERMINATION. The Company reserves the right to amend or terminate the Plan at any time. Any such amendment or termination will be made pursuant to a resolution of the Board or the Committee.

     4.6 APPLICABLE LAW. Except to the extent preempted by federal law, the Plan will be construed and administered under the laws of the State of Illinois, without giving effect to its conflict of laws principles.

     4.7 WITHHOLDING. The Company or an Affiliate may withhold from any payment that it is required to make under the Plan amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law.

     4.8 APPLICATION OF SECTION 162(m). The Plan is intended to be administered, interpreted and construed so that Performance Bonus payments comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), unless the Committee determines that such compliance is not desired with respect to any Performance Bonus payments. In accordance with Section 4.5, and subject to stockholder approval if required by applicable law, the Board or the Committee may amend this Plan retroactively or prospectively to the extent necessary to comply with any subsequent amendment or clarification of Code Section 162(m) required to preserve the Company's Federal income tax deduction for compensation paid pursuant to this Plan.

     4.9 UNFUNDED PLAN. The obligations under this Plan shall be general obligations of the Company and shall be unfunded. Neither the Company nor any Affiliate shall be required to establish any special or separate fund or segregate any assets to assure the payment of any Performance Bonus under this Plan.

     4.10 SUCCESSORS BOUND. The right and obligations of the Company or its Affiliates hereunder shall inure to the benefit of and be binding upon their successors.

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     4.11   ASSIGNMENT. No Performance Bonus or any right thereto shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any other attempted assignment or alienation shall be void and of no force or effect.

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